EXHIBIT 99.2

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	April 23, 2008
972-578-5000, Ext. 7440
ViewPoint Financial Group
Announces Quarterly Cash Dividend
PLANO, Texas, April 23, 2008 — ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 7 cents per share, a one cent increase over the dividend paid in the previous quarter.
The cash dividend is payable on May 20, 2008, to shareholders of record as of the close of business on May 6, 2008.
ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with $1.8 billion in assets. It operates 28 branches and 9 loan production offices. For more information, please visit www.viewpointbank.com.
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